EX-10.10

     Contract #: 331501

                               SERVICE AGREEMENT
                            FOR RATE SCHEDULE FTS-5

          This Service Agreement, made and entered into this 18thday of March 1996, by and between TEXAS EASTERN TRANSMISSION CORPORATION, a Delaware Corporation (herein called "Pipeline") and ELIZABETHTOWN GAS COMPANY, A DIVISION OF NUI CORPORATION (herein called "Customer", whether one or more),

                              W I T N E S S E T H:

          WHEREAS, Customer and Pipeline currently are parties to two service agreements under Rate Schedule FTS-5 (Pipeline's contract Nos. 330212 and 330917) which specify an MDQ of 10,000 dth and 6,666 dth, respectively; and

          WHEREAS, Customer and Pipeline desire to enter into this Service Agreement to supersede Customer's existing Rate Schedule FTS-5 service agreements (Pipeline Contract Nos. 330212 and 330917); and

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties do covenant and agree as follows:

                                   ARTICLE I

                               SCOPE OF AGREEMENT

          Subject to the terms, conditions and limitations hereof and of Pipeline's Rate Schedule FTS-5, Pipeline agrees to deliver on a firm basis for Customer's account quantities of gas up to the following quantity:

                  Maximum Daily Quantity (MDQ) 16,666 dth

     provided, however, during the period from April 1 of each calendar year continuing through October 31 of that year, Customer may not tender, without the consent of Pipeline, a daily quantity in excess of the product of the Southern Route Summer Capacity Factor multiplied by 16,666 dth (plus Applicable Shrinkage).

          Pipeline shall receive for Customer's account, at the Customer Point(s), for transportation hereunder daily quantities of gas up to Customer's MDQ, plus Applicable Shrinkage. Pipeline shall transport and deliver for Customer's account, at the CNG Point(s), such daily quantities tendered up to such Customer's MDQ.

          Pipeline shall receive for Customer's account, at the CNG Point(s), for transportation hereunder daily quantities of gas up to Customer's MDQ, plus Applicable Shrinkage. Pipeline shall transport and deliver for Customer's account, at the Customer Point(s), such daily quantities tendered up to such Customer's MDQ.

          Pipeline shall not be obligated to, but may at its discretion, receive at any Point of Receipt on any day a quantity of gas in excess of the applicable Maximum Daily Receipt Obligation (MDRO), plus


     Applicable Shrinkage, but shall not receive in the aggregate at all Points of Receipt on any day a quantity of gas in excess of the applicable MDQ, plus Applicable Shrinkage, as specified in the executed service agreement. Pipeline shall not be obligated to, but may at its discretion, deliver at any Point of Delivery on any day a quantity of gas in excess of the applicable Maximum Daily Delivery Obligation (MDDO), but shall not deliver in the aggregate at all Points of Delivery on any day a quantity of gas in excess of the applicable MDQ, as specified in the executed service agreement.

                                   ARTICLE II

                               TERM OF AGREEMENT

          This Service Agreement shall become effective on the later of February 1, 1996, or the first day of the first month following the executive of this Service Agreement by Customer, and shall continue in force and effect until March 31, 2012 and from year to year thereafter unless terminated by either party upon twenty-four months' prior written notice. In addition to Pipeline rights under Section 22 of Pipeline's General Terms and Conditions and without prejudice to such rights, This Service Agreement may be terminated at any time by Pipeline in the event Customer fails to pay part or all of the amount of any bill for service hereunder and such failure continues for thirty (30) days after payment is due; provided, Pipeline gives thirty
     (30) days prior written notice to Customer of such termination and provided further such termination shall not be effective if, prior to the date of termination, Customer either pays such outstanding bill or furnishes a good and sufficient surety bond guaranteeing payment to Pipeline of such outstanding bill. Notwithstanding the foregoing, service shall not be terminated unless and until Pipeline has received abandonment authority pursuant to Section 7 of the Natural Gas Act. Customer shall have the right to oppose Pipeline's application to the Federal Energy Regulatory Commission, or any successor agency, for such abandonment authority. For the 120 days following termination of this Service Agreement, Pipeline shall utilize its best efforts to provide Customer with such additional interruptible transportation service, to be provided pursuant to Rate Schedule IT-1 or successor of Rate Schedule IT-1, as is necessary for Customer to withdraw and receive delivery of all gas remaining in storage pursuant to CNG's Rate Schedule GSS-II.

          Any portions of this Service Agreement necessary to correct or cash-out imbalances under this Service Agreement as required by the General Terms and Conditions of Pipeline's FERC Gas Tariff, Volume No. 1, shall survive the other parts of this Service Agreement until such time as such balancing has been accomplished.

                                  ARTICLE III

                                 RATE SCHEDULE

          This Service Agreement in all respects shall be and remain subject to the applicable provisions of Rate Schedule FTS-5 and of the General Terms and Conditions of Pipeline's FERC Gas Tariff on file with the Federal Energy Regulatory Commission, all of which are by this reference made a part hereof.

          Customer shall pay Pipeline for all services rendered hereunder and for the availability of such service in the period stated, the


     applicable prices established under Pipeline's Rate Schedule FTS-5 as filed with the Federal Energy Regulatory Commission and as the same may be hereafter revised or changed.

          Customer agrees that Pipeline shall have the unilateral right to file with the appropriate regulatory authority and make changes effective in (a) the rates and charges applicable to service pursuant to Pipeline's Rate Schedule FTS-5, (b) Pipeline's Rate Schedule FTS-5 pursuant to which service hereunder is rendered or (c) any provision of the General Terms and Conditions applicable to Rate Schedule FTS-5; provided however, Pipeline shall not have the right without the consent of Customer to make any filings pursuant to Section 4 of the Natural Gas Act to change the MDQ specified in Article I, to change the term of the service agreement as specified in Article II, to change Customer Point(s) specified in Article IV, to change the CNG Point(s) specified in Article IV, or to change the firm character of the service hereunder. Pipeline agrees that Customer may protest or contest the aforementioned filings, or may seek authorization from duly constituted regulatory authorities for such adjustment of Pipeline's existing FERC Gas Tariff as may be found necessary to assure that the provisions in (a), (b), or (c) above are just and reasonable.

                                   ARTICLE IV

                       CUSTOMER POINT(S) AND CNG POINT(S)

          Natural gas to be received by Pipeline for Customer's account for service hereunder shall be received on the outlet side of the measuring station at or near the following designated Customer Point(s) or CNG Point(s), and natural gas to be delivered by Pipeline for Customer's account hereunder shall be delivered at the outlet side of the measuring stations at or near the following designated CNG Point(s) or Customer Point(s), in accordance with the Maximum Daily Receipt Obligation (MDRO) plus Applicable Shrinkage, Maximum Daily Delivery Obligations (MDDO), receipt and delivery pressure obligations and measurement responsibilities indicated below for each:

                            Maximum Daily  Pressure       Measurement
     Customer Point         Obligation     Obligation     Responsibilities

     1. In Middlesex        16,666 dth     100 PSIG       Pipeline
     County, New Jersey,
     and designated by
     Pipeline as Measuring
     Station 71075

     CNG                    Maximum Daily  Pressure       Measurement
     Point                  Obligation     Obligation     Responsibilities

     1. At point of         16,666 dth     At any         Pipeline
     interconnection                       pressure
     between the facilities                requested by
     of CNG Transmission                   Pipeline not
     Corporation and                       to exceed
     Pipeline at Pipeline's                the maximum
     30" Line No. 49 in                    allowable
     Fayette County,                       operating
     Pennsylvania                          pressure
     (Pipeline's M&R No.


     75821)

     provided, however, receipt of gas by Pipeline for Customer's account at Customer Point(s), shall be accomplished solely by the displacement of gas quantities otherwise deliverable to Customer by Pipeline pursuant to other contractual arrangements between Pipeline and Customer, and which quantities shall be billed by Pipeline and paid by Customer as if such deliveries in fact occurred pursuant to the relevant contractual arrangements;

     further provided, however, that until changed by a subsequent Agreement between Pipeline and Customer, Pipeline's aggregate maximum daily delivery obligation at the Customer's Point(s) of Delivery described above, including Pipeline's maximum daily delivery obligation under this and all other Service Agreements existing between Pipeline and Customer, shall in no event exceed the following:

                                   Aggregate Maximum Daily
     Customer's Point                Delivery Obligation


     No. 1                                 37,652 dth

                                   ARTICLE V

                                    QUALITY

          All natural gas tendered to Pipeline for Customer's account shall conform to the quality specifications set forth in Section 5 of Pipeline's General Terms and Conditions. Customer agrees that in the event Customer tenders for service hereunder and Pipeline agrees to accept natural gas which does not comply with Pipeline's quality specifications, as expressly provided for in Section 5 of Pipeline's General Terms and Conditions, Customer shall pay all costs associated with processing of such gas as necessary to comply with such quality specifications.

                                   ARTICLE VI

                                   ADDRESSES

          Except as herein otherwise provided or as provided in the General Terms and Conditions of Pipeline's FERC Gas Tariff, any notice, request, demand, statement, bill or payment provided for in this Service Agreement, or any notice which any party may desire to give to the other, shall be in writing and shall be considered as duly delivered when mailed by registered, certified, or regular mail to the post office address of the parties hereto, as the case may be, as follows:

          (a) Pipeline:  TEXAS EASTERN TRANSMISSION CORPORATION
                         5400 Westheimer Court
                         Houston, TX 77056-5310

          (b) Customer:  Elizabethtown Gas Company
                         A Division of NUI Corporation
                         550 Route 202-206
                         P. O. Box 760
                         Bedminster, NJ  07921-0760



     or such other address as either party shall designate by formal written notice.


                                  ARTICLE VII

                                  ASSIGNMENTS

          Any Company which shall succeed by purchase, merger, or consolidation to the properties, substantially as an entirety, of Customer, or of Pipeline, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Service Agreement; and either Customer or Pipeline may assign or pledge this Service Agreement under the provisions of any mortgage, deed of trust, indenture, bank credit agreement, assignment, receivable sale, or similar instrument which it has executed or may execute hereafter; otherwise, neither Customer nor Pipeline shall assign this Service Agreement or any of its rights hereunder unless it first shall have obtained the consent thereto in writing of the other; provided further, however, that neither Customer nor Pipeline shall be released from its obligations hereunder without the consent of the other.

                                  ARTICLE VIII

                                 INTERPRETATION

          The interpretation and performance of this Service Agreement shall be in accordance with the laws of the State of Texas without recourse to the law governing conflict of laws.

          This Service Agreement and the obligations of the parties are subject to all present and future valid laws with respect to the subject matter, State and Federal, and to all valid present and future orders, rules, and regulations of duly constituted authorities having jurisdiction.

                                   ARTICLE IX

                       CANCELLATION OF PRIOR CONTRACT(S)

          This Service Agreement supersedes and cancels, as of the effective date of this Service Agreement, the contract(s) between the parties hereto as described below:

          Service Agreement dated June 1, 1993, between Pipeline and Customer under Pipeline's Rate Schedule FTS-5 (Pipeline's Contract Nos. 330212 and 330917).

          IN WITNESS WHEREOF, the parties hereto have caused this Service Agreement to be signed by their respective Presidents, Vice Presidents or other duty authorized agents and their respective corporate seals to be hereto affixed and attested by their respective Secretaries or Assistant Secretaries, the day and year first above written.

                              TEXAS EASTERN TRANSMISSION CORPORATION

                              By /S/ Robert B. Ersmus
                                     Vice President



     ATTEST:

     /S/ Robert W. Reed
         Secretary

                                   ELIZABETHTOWN GAS COMPANY

                                   By /S/ Thomas E. Smith
                                          Vice President
                                          Supply and Planning

     ATTEST:

     /S/ Kenneth G. Ward
         Asst. Secretary